UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 27, 2009

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b)              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On January 27, 2009, the Board of Directors (“Board”) of Ameriprise Financial, Inc. (the “Registrant”) was informed that Ira D. Hall and Richard F. Powers III, whose terms on the Board will expire at the annual meeting of shareholders to be held on April 22, 2009, have chosen not to stand for re-election at that time. Messrs. Hall and Powers have informed that Board that their decisions are not the result of any disagreement with the Registrant.

                Mr. Hall has informed the Board that his board responsibilities at other public companies and charitable organizations have increased significantly in scope and require additional time commitments from him. Mr. Powers has informed the Board that he is actively pursuing business opportunities in financial services and asset management that will preclude his continued service on the Board.

“Since our 2005 spin-off from American Express, Ira and Dick have made significant contributions to our success in firmly establishing Ameriprise Financial as a public company,” said Jim Cracchiolo, chairman and chief executive officer.  “They will be leaving with the sincere thanks and appreciation of the Board and the executive leadership team.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: February 2, 2009	By	/s/ Thomas R. Moore
Thomas R. Moore
Senior Vice President, Corporate Secretary
and Chief Governance Officer